                                                                 Exhibit 5(i)(a)

                          INVESTMENT ADVISORY CONTRACT

                                    EXHIBIT K

                       FOUNTAIN SQUARE EQUITY INCOME FUND

         For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.80 of 1% of the average daily net assets of the Fund.

         The fee shall be accrued daily at the rate of 1/365th of 0.80 of 1% applied to the daily net assets of the Fund.

         The advisory fee so accrued shall be paid to Adviser daily.

         Witness the due execution hereof this 6th day of September, 1996.

Attest:                                      FIFTH THIRD BANK

/s/ Michael Huss                             By:   /s/ Scott N. Degerberg
--------------------------------                ------------------------------
Assistant Vice President                           Senior Vice President


                                             FOUNTAIN SQUARE FUNDS

/s/ Jeffrey C. Cusick                        By:    /s/ Stephen G. Mintos
--------------------------------                ------------------------------
Secretary                                          President

                                                                 EXHIBIT 5(i)(a)

                          INVESTMENT ADVISORY CONTRACT

                                    EXHIBIT L

                      FOUNTAIN SQUARE BOND FUND FOR INCOME

         For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.55 of 1% of the average daily net assets of the Fund.

         The fee shall be accrued daily at the rate of 1/365th of 0.55 of 1% applied to the daily net assets of the Fund.

         The advisory fee so accrued shall be paid to Adviser daily.

         Witness the due execution hereof this 6th day of September, 1996.

Attest:                                        FIFTH THIRD BANK

/s/ Michael Huss                               By:      /s/ Scott N. Degerberg
---------------------------                       -----------------------------

Assistant Vice President                                Senior Vice President

                                               FOUNTAIN SQUARE FUNDS

/s/ Jeffrey C. Cusick                          By:      /s/ Stephen G. Mintos
---------------------------                       -----------------------------
Secretary                                               President

                                                                 EXHIBIT 5(i)(a)

                          INVESTMENT ADVISORY CONTRACT

                                    EXHIBIT M

                       FOUNTAIN SQUARE MUNICIPAL BOND FUND

         For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.55 of 1% of the average daily net assets of the Fund.

         The fee shall be accrued daily at the rate of 1/365th of 0.55 of 1% applied to the daily net assets of the Fund.

         The advisory fee so accrued shall be paid to Adviser daily.

         Witness the due execution hereof this 6th day of September, 1996.

Attest:                                      FIFTH THIRD BANK

/s/ Michael Huss                             By:      /s/ Scott N. Degerberg
---------------------------                     ------------------------------
Assistant Vice President                              Senior Vice President

                                             FOUNTAIN SQUARE FUNDS

/s/ Jeffrey C. Cusick                        By:      /s/ Stephen G. Mintos
---------------------------                     ------------------------------
Secretary                                             President